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                                                                    EXHIBIT 16.1


                   HIDALGO, BANFILL, ZLOTNIK & KERMALI, P.C.
                          Certified Public Accountants


September 13, 2001


Tri-Union Development Corporation
530 Lovett Boulevard
Houston, Texas 77006

Gentlemen:

We have been furnished with a copy of "Change in Accountants," as disclosed in the First Amendment of Form S-4 to be filed by you. We agree with the statements made in "Change in Accountants" to that item insofar as they relate to our Firm.

Very truly yours,

/s/ HIDALGO, BANFILL, ZLOTNIK & KERMALI, P.C.
Hidalgo, Banfill, Zlotnik & Kermali, P.C.